Exhibit 5.1

April 12, 2023

MDNA Life Sciences Inc.

2054 Vista Parkway, Suite 400

West Palm Beach, FL 33411

Ladies and Gentlemen:

We have acted as counsel to MDNA Life Sciences Inc., a company incorporated under the law of the State of Delaware (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1, (File No. 333-266613), on August 5, 2022 (as amended to date, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering (the “Offering”) by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) between the Company and EF Hutton, division of Benchmark Investments, LLC, as representative of the several underwriters named therein, of :

(1)	up to 2,100,000 Units (the “Units”) consisting of (a) one share of its Common Stock (the “Common Stock”), par value $0.0001 per share (the “Offered Shares”) and (b) one warrant exercisable to purchase one share of Common Stock (the “Offered Warrants”), with each warrant entitling the holder thereof to purchase one share of Common Stock at the exercise price therefor (collectively, the “Offered Warrant Shares”); and

(2)	up to 315,000 additional shares of Common Stock (“Additional Shares”) and/or additional warrants (“Additional Warrants”) to purchase additional shares of Common Stock (the “Additional Warrant Shares”), representing up to 15% of the number of Offered Shares and/or Warrants sold in the Offering pursuant to an over-allotment option; and

(3)	up to 63,000 shares of Common Stock (up to 72,450 total shares of Common Stock assuming the representative’s over-allotment option is exercised in full) (the “Representatives Warrant Shares”) underlying the Representative Warrants (the “Representative’s Warrants”).

Unless otherwise specifically stated, all references hereinafter to: (i) “Shares” shall mean, collectively, the Offered Shares and the Additional Shares; (ii) “Warrants” shall mean, collectively, the Offered Warrants, the Additional Warrants and the Representative’s Warrants; (iii) “Warrant Shares” shall mean, collectively, the Offered Warrant Shares, the Additional Warrant Shares and the Representative’s Warrant Shares; and (iv) “Securities” shall mean, collectively, the Shares, the Warrants, and the Warrant Shares. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)	Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Delaware;

(2)	Amended and Restated By-laws of the Company;

(3)	Corporate minutes containing the written resolutions of the Board of Directors of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith;

(4)	The Registration Statement and the preliminary prospectus contained within the Registration Statement; and

(5)	The other exhibits of the Registration Statement.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the general corporate law of the State of Delaware and the State of New York and we express no opinion with respect to the federal law of the United States of America or the law of any state or the jurisdiction thereof other than the State of Delaware and the State of New York. No opinion is expressed herein with respect to the qualification of the Shares or the Warrant Shares under the securities laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion speaks only as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based on the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized by all necessary corporate action by the Company, and, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued and fully paid and non-assessable.

2.

The Units have been duly authorized by all necessary corporate action by the Company, and, when issued, delivered and paid for as contemplated by the Registration Statement, will be validly issued and fully paid and non-assessable and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with each of their terms.

3.	The Warrants have been duly authorized by all necessary corporate action by the Company, and, when issued and delivered to the purchaser against payment thereof as set forth by the Registration Statement, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with each of their terms.

4.

The Warrant Shares have been duly authorized by all necessary corporate action by the Company and, when issued and delivered to the purchaser against payment therefor as set forth by the Registration Statement and the Underwriting Agreement, will be validly issued and fully paid and non-assessable.

“Non-assessable” with respect to a security means that the holder of such security is under no personal liability to contribute to the assets and liabilities of the Company in their capacities as holder of such security.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LL